WARRANT AGREEMENT

     THIS WARRANT AGREEMENT, made this _______ day of _________ 200__ (hereinafter referred to as the "Date of Issuance"), by and between:

     PROGUARD ACQUISITION CORP., a Florida corporation with its principal office located at 3040 E. Commercial Blvd., Ft. Lauderdale, FL 33308. (hereinafter referred to as the "COMPANY").

AND

     _____________________________ (hereinafter referred to as
"HOLDER")

WITNESSETH THAT:

     WHEREAS, as part of a Subscription Agreement with HOLDER, the Company has issued Common Stock Purchase Warrants (hereinafter called the "WARRANTS"), with such warrants being exercisable at ___________________ (US$______) per share, and the COMPANY has delivered ___________ WARRANTS to HOLDER to purchase up to an aggregate of _____________ shares of the Common Stock of the COMPANY (hereinafter called the "Shares"); and

     WHEREAS, the COMPANY desires to provide for the form and provisions of the WARRANTS, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the COMPANY and the HOLDER; and

     WHEREAS, all acts and things necessary to make the WARRANTS, when executed on behalf of the COMPANY, the valid, binding, and legal obligations of the COMPANY, have been done and performed; and

     WHEREAS, all acts and things necessary to authorize the execution and delivery of this Warrant Agreement, and to execute and deliver the WARRANTS to the original registered HOLDER, have been done and performed;

     NOW, THEREFORE, intending to be legally bound hereby, and intending the original registered HOLDER and their successors and assigns to rely hereon, the COMPANY hereby represents and agrees, and the HOLDER by acceptance of the WARRANTS impliedly agree, as follows:

     1. WARRANTS AUTHORIZED. COMPANY hereby authorizes the issuance of _________________ (_______) WARRANTS upon the terms and conditions of this Warrant Agreement.

     2. FORM AND EXECUTION. Each WARRANT, whenever issued: (a) shall be in substantially the form attached hereto as Exhibit "A"; (b) shall be dated as of the Date of Issuance, which shall be the date of this Warrant Agreement; (c) shall entitle the HOLDER to purchase the number of Shares stated thereon; (d) shall be signed by the President or Treasurer of the COMPANY; and (e) shall have the COMPANY'S seal impressed thereon. The COMPANY may adopt and use the facsimile signature of any person who is a requisite officer of the COMPANY at



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the time such WARRANTS are executed, or of any person now or hereafter holding such office, notwithstanding the fact that at the time a WARRANT is issued he had ceased to be such officer of the COMPANY.

     3. WARRANT EXERCISE PRICE. Each WARRANT shall entitle the registered HOLDER thereof, subject to the provisions thereof and of this Warrant Agreement, to purchase from the COMPANY the number of Shares of the COMPANY's Common Stock as stated thereon, at the exercise price of $1.75 per share. The term "Warrant Exercise Price" as used in this Warrant Agreement refers to the price per Share at which Common Stock may be purchased at the time a designated WARRANT is exercised.

     4. DURATION (Term). WARRANTS may be exercised at any time between the Date of Issuance and the close of business (5:00 P.M. Mountain Standard Time) on _________________, such date being hereafter called the "Expiration Date". Each WARRANT not exercised on or before its Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Warrant Agreement shall cease at the close of business on the respective Expiration Date.

The COMPANY reserves the right to extend the Expiration Date, from time to time, any number of times, but shall be under no obligation to do so.

     5. TRANSFER AND/OR EXCHANGE OF WARRANTS. On or after the Date of Issuance and prior to the Expiration Date, any HOLDER of any WARRANT, subject to the transfer restrictions of federal and state securities laws, at any time prior to the exercise thereof, may transfer all or any portion of the stock purchase rights provided in the WARRANT. Upon presentation and surrender to the Warrant Agent of the WARRANT, properly assigned, accompanied by appropriate transfer instructions from the HOLDER, the Warrant Agent shall issue a WARRANT for the assigned number of shares to the assignee as the new registered HOLDER and shall issue a WARRANT for the unassigned balance of the shares to the assigning (old) registered HOLDER. Any HOLDER of any WARRANT, at any time prior to the exercise thereof, may exchange such WARRANT for a WARRANTS of like tenor exercisable for the same aggregate number of Common Shares as the WARRANT surrendered. The Warrant Agent is the COMPANY's Chief Financial Officer at Proguard Acquisition Corp., 3040
E. Commercial Blvd. Ft. Lauderdale, FL 33308.   The COMPANY shall give
notice to HOLDER of any change in the address of, or in the designation of, its Warrant Agent.

     6. EXERCISE. (a) A WARRANT shall be exercisable only by the registered holder (HOLDER or its assignee) surrendering it, together with the subscription form set forth in the WARRANT duly executed, accompanied by payment, in full, in lawful money of the United States, of the Warrant Exercise Price for each full Share as to which the WARRANT is exercised, to the Warrant Agent. The Company shall act as its own Warrant Agent, and can be reached by phone at 954-491-0704 or by mail at 3040 E. Commercial Blvd. Ft. Lauderdale, FL 33308. The COMPANY shall give notice to the registered HOLDER of WARRANTS of any change in the address of, or in the designation of, its Warrant Agent.

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     (b)  A WARRANT may be exercised wholly or in part.  If a WARRANT is only exercised in part, a new WARRANT for the number of Shares as to which the WARRANT shall not have been exercised shall be issued to the registered HOLDER.

     (c) As soon as practicable after the exercise of any WARRANT, the COMPANY shall issue to or upon the order of the registered HOLDER a certificate or certificates for the number of full Shares which he is entitled, registered in such name or names as may be directed by him. Neither the WARRANT nor the Shares issuable upon exercise of a WARRANT have been registered under the Securities Act of 1933, as amended. HOLDER hereof and thereof shall be subject to such restrictions imposed by the Securities Act of 1933, as amended, upon the sale or other disposition thereof.

     (d) All Shares issued upon exercise of a WARRANT shall be validly issued, fully paid, and non-assessable. The COMPANY shall pay all taxes in respect of the issue thereof and all costs of issuance. However, the registered HOLDER shall pay all taxes imposed in connection with any transfer, even if involved in an issue of a certificate, and the COMPANY shall not be required to issue or deliver any stock certificate in such case until the tax shall have been paid.

     (e) Each person in whose name any such certificate for Shares is issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which the WARRANT was surrendered and payment of the Warrant Exercise Price and applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the COMPANY are closed, the person or persons entitled to receive Shares upon such exercise shall be considered the record holder or holders of such shares at the close of business on the next succeeding date on which the stock transfer books are open and shall be entitled to receive only dividends or distributions which are payable to holders of record after that date.

     7. RESERVATION OF SHARES ISSUABLE ON EXERCISE OF WARRANTS. The COMPANY shall at all times reserve and keep available out of its authorized shares, solely for issuance upon the exercise of all WARRANTS issued hereunder, such number of Common Shares and other shares as from time to time shall be issuable upon the exercise of a WARRANT and all other similar WARRANTS at the time outstanding.

     8. LOSS, THEFT, DESTRUCTION OR MUTILATION. Upon receipt by the COMPANY of evidence satisfactory to it, (in the exercise of its reasonable discretion), of the ownership of and the loss, theft, destruction, or mutilation of a WARRANT, and (in the case of loss, theft, or destruction) of indemnity satisfactory to it (in the case of mutilation) upon surrender and cancellation thereof, the COMPANY will execute and deliver, in lieu thereof, a new WARRANT for like tenor.

     9. WARRANT HOLDER NOT A SHAREHOLDER. The HOLDER of a WARRANT, as such, shall not be entitled by reason of a WARRANT to any rights whatsoever of a stockholder of the COMPANY. No HOLDER of any WARRANT shall be entitled to receive any dividend or to vote with respect to any dividend declared or the taking of a register of stockholders entitled to vote with a Record Date prior to the date of exercise of the WARRANTS.

     10. NOTICES. All notices and other communications from the COMPANY to the HOLDER of a WARRANT shall be mailed by first-class registered mail, postage prepaid, to the address furnished to the COMPANY in writing by the HOLDER of a WARRANT. IN WITNESS WHEREOF, intending to be legally bound, the COMPANY has executed this Warrant
Agreement:

Dated: ____________________

PROGUARD ACQUISITION CORP.



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ATTEST:

By: _________________________________
                      Frank R. Bauer, President & CEO



By: __________________________________
    Ricardo A. Rivera, Secretary




EXHIBIT "A"

___________ PROGUARD ACQUISITION CORP. COMMON STOCK PURCHASE WARRANTS
("WARRANTS")
RIGHT TO PURCHASE ___________ SHARES

PROGUARD ACQUISITION CORP.
(a Florida Corporation)
WARRANT OFFERING

VOID AFTER 5:00 P.M. MST, _______________________

     THIS IS TO CERTIFY THAT: _____________ or registered assigns, is entitled to purchase, on or before 5:00 P.M. Mountain Standard Time on ________________ ("Expiration Date"), that number of shares of the Common Stock of Proguard Acquisition Corp. (the "Company") indicated above at a price of ________________ (US$______) per share, upon presentation of this Warrant Form and payment of the purchase price at the office of the Warrant Agent; subject, however, to the terms of the Warrant Agreement under which this Warrant has been issued, which is incorporated by reference, and to which the holder hereof assents by acceptance of this Warrant. This Warrant, the purchase rights represented hereby, and all of the rights of each holder with respect thereto, are subject to all of the terms, conditions, rights, limitations and other provisions of the Warrant Agreement and in the event of any conflict between the terms of this Warrant and the terms of the Warrant Agreement, the Warrant Agreement shall control.

     The purchase rights represented by this Warrant are exercisable at the option of the registered owner hereof in whole at any time prior to expiration. Subject to the right of the Company to extend the expiration date as set forth in the Warrant Agreement, this Warrant and the purchase rights it represents expire at 5:00 p.m. MST on ________________ ("Expiration Date"), and thereafter shall be void and of no effect, unless the Expiration Date is extended by the Company, in its sole discretion, from time to time.

     This Warrant shall not entitle the registered owner or any holder to voting rights or other rights as a stockholder of the Company or to any other rights whatsoever except the rights herein expressed or expressed in the Warrant Agreement, and no dividends shall be payable or accrue in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, or unless, and to the extent that, this Warrant shall be exercised.

     This Warrant is exchangeable upon its surrender to the Company by the registered owner, for new Warrants of like tenor and date, representing in the aggregate the right to purchase the number of shares purchasable hereunder.

     Except as otherwise above provided, this Warrant and all rights hereunder are transferable by the registered owner hereof in person or by duly authorized attorney on the books of the Company upon surrender to the Company of this Warrant, properly endorsed.

     The Company may deem and treat the registered owner of this Warrant at all times as the absolute owner hereof for all purposes and such shall not be affected by any notice to the contrary.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by the signatures of its duly authorized officers and the corporate seal hereunto affixed.

Dated:  ______________________ at Ft. Lauderdale, Florida

PROGUARD ACQUISITION CORP.

ATTEST:
By: __________________________________
                      Frank R. Bauer, President & CEO


By: __________________________________
    Ricardo A. Rivera, Secretary
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